Exhibit 5.1

December 15, 2014

Alliant Energy Corporation

4902 N. Biltmore Lane

Madison, Wisconsin 53718

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Alliant Energy Corporation, a Wisconsin corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-3 (the “Registration Statement”) for the registration of the sale from time to time of:

(a)	shares of the common stock of the Company, $0.01 par value per share (the “Common Stock”), and related Common Share Purchase Rights (the “Rights”);

(b)	debt securities of the Company, which may be convertible into Common Stock (the “Debt Securities”);

(c)	warrants for the purchase of Debt Securities, Common Stock or other securities (the “Warrants”);

(d)	stock purchase contracts as described in the Registration Statement (the “Stock Purchase Contracts”); and

(e)	stock purchase units as described in the Registration Statement (the “Stock Purchase Units” and, together with the Common Stock, the Rights, the Debt Securities, the Warrants and the Stock Purchase Contracts, the “Securities”).

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file any applicable amendment to the Registration Statement (which may include as an exhibit an amendment to this opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

Alliant Energy Corporation

December 15, 2014

In each case, except as otherwise set forth in any applicable amendment to the Registration Statement or prospectus supplement: (a) any Common Stock will be issued by the Company under the Company’s Restated Articles of Incorporation and the attached Rights will be issued by the Company pursuant to the Amended and Restated Rights Agreement (the “Rights Agreement”) dated as of December 11, 2008, between the Company and Wells Fargo Bank, National Association (the “Rights Agent”), each as amended from time to time; (b) any Debt Securities will be issued in one or more series pursuant to the Indenture (the “Indenture”) dated September 30, 2009, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), filed as an exhibit to the Registration Statement; (c) any Warrants will be issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) entered into between the Company and an entity identified therein as the warrant agent (the “Warrant Agent”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; (d) any Stock Purchase Contracts will be issued pursuant to one or more stock purchase agreements (each a “Stock Purchase Agreement”) entered into between the Company and a financial institution identified therein as the purchase contract agent (the “Purchase Contract Agent”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; and (e) any Stock Purchase Units will be issued pursuant to one or more stock purchase unit agreements (each a “Stock Purchase Unit Agreement”) to be entered into among the Company and a financial institution identified therein as the purchase unit agent (the “Purchase Unit Agent”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein.

As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the “corporate proceedings”), the Company has informed us that the Company’s Board of Directors (the “Board”) or a committee thereof or, in the case of Debt Securities, certain authorized officers of the Company as authorized by the Board, will, before the Securities are issued and sold under the Registration Statement, authorize the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement, and such applicable corporate proceedings shall be in full force and effect at the time of any such issuance and sale.

In our capacity as counsel to the Company, we have examined or are otherwise familiar with (i) the Company’s Restated Articles of Incorporation, as amended; (ii) the Company’s Restated Bylaws; (iii) the Registration Statement, (iv) the Indenture; (v) such of the corporate proceedings as have occurred prior to or as of the date hereof; and (vi) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) information provided in certificates of officers of the Company. We have not independently verified the facts so relied on.

Alliant Energy Corporation

December 15, 2014

In such examination, we have assumed the following without investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, we also assume that: (a) the Registration Statement and any amendments or prospectus supplements relating thereto shall have become and be effective pursuant to timely filings under the Securities Act; (b) a prospectus supplement describing each class and series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the Rules, will be timely filed with the Commission; (c) with respect to the opinions in Paragraphs 3 through 10 below, the Company, the Trustee, the Warrant Agent, the Purchase Contract Agent, or the Purchase Unit Agent, as applicable, will have complied with the terms and conditions of the Indenture, the Warrant Agreement, the Stock Purchase Agreement, or the Stock Purchase Unit Agreement, as applicable, including, but not limited to, the creation, authentication and delivery of any officer’s certificate or supplemental indenture to the Indenture; (d) any Securities issuable upon conversion, exchange, or exercise of any of the other Securities will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and duly executed and delivered and validly issued, as the case may be; and (e) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Based on and subject to the foregoing, we are of the opinion that:

1.	The Common Stock (including any Common Stock duly issued upon the exchange or conversion of Securities convertible or exchangeable into shares of Common Stock in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exchange), when issued, sold and delivered by the Company in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, will be validly issued, fully paid and nonassessable.

2.	The Rights, when the shares of Common Stock are issued in accordance with terms of the Registration Statement, will be validly issued.

Alliant Energy Corporation

December 15, 2014

3.	The Indenture has been duly authorized, executed and delivered by the Company. Assuming the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and assuming due authorization, execution and delivery by the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.	When (a) the applicable Debt Securities have been duly authorized by the Company; (b) the final terms of the applicable Debt Securities have been duly established and approved; and (c) the applicable Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto), and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Indenture.

5.	When a Warrant Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Warrant Agent, such Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.	When (a) the applicable Warrants have been duly authorized by the Company; (b) the final terms of the Warrants have been duly established and approved; and (c) the applicable Warrants have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Alliant Energy Corporation

December 15, 2014

7.	When a Stock Purchase Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Purchase Contract Agent, such Stock Purchase Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

8.	When (a) the applicable Stock Purchase Contracts have been duly authorized by the Company; (b) the final terms of the Stock Purchase Contracts have been duly established and approved; and (c) the applicable Stock Purchase Contracts have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Stock Purchase Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

9.	When a Stock Purchase Unit Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Purchase Unit Agent, such Stock Purchase Unit Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

10.	When (a) the applicable Stock Purchase Units have been duly authorized by the Company; (b) the final terms of the Stock Purchase Units have been duly established and approved; and (c) the applicable Stock Purchase Units have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Stock Purchase Unit Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinions are subject to the following exclusions and qualifications:

(a)	Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

Alliant Energy Corporation

December 15, 2014

(b)	Our opinion in paragraph 2:

(i)	does not address the determination a court of competent jurisdiction may make regarding whether the Board would be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time;

(ii)	assumes that the members of the Board have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement; and

(iii)	addresses the Rights and the Rights Agreement in their entirety, and it is not settled whether the invalidity of any particular provision of the Rights Agreement or of Rights issued thereunder would result in invalidating such Rights in their entirety.

(c)	We express no opinion as to enforceability of any right or obligation to the extent such right and obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law; or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

(d)	We do not express any opinions herein concerning any laws other than the laws in their current forms of the States of New York and Wisconsin and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations of the Commission thereunder.

Very truly yours,

/s/ PERKINS COIE LLP